UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 7, 2011
Date of Report (Date of earliest event reported)

Marine Drive Mobile Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53502	68-0676667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

      1278 Indiana #301, San Francisco, California 94107
(Address of Principal Executive Offices)

(415) 839-1055
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Officer

On December 7, 2011, the Board of Directors of the Company (the “Board”) appointed Ryan Andrews as Director of Golf Operations of the Company.

Mr. Andrews is currently and has been since 1999, the owner and operator of Nectar Golf, Inc., which annually sells golf related products to over 400 golf courses in the U.S., Asia and Europe.  These products include the iPitching Guide golf app, the Pin Balls practice putting device and the patented divot repair tool, the Divvy-Up. The son of 1961 Walker Cup Golfer Gene Andrews, who is known as the father of playing by yardage, Mr. Andrews has dedicated much of his life to the world of golf.  An entrepreneur and salesman, he has helped develop and market several golf innovations designed to improve the game for golfers at all levels.

The Company has entered into a Management Contract for Services with Mr. Andrews in connection with his services to the Company for a term ending December 1, 2015.  Mr. Andrews is entitled to a payment of $4,000 per month for the first three months of service, and a commission of $500 per merchant client secured, up to $200,000 in the first year.  He has also been granted an option to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share, which option will vest, subject to Mr. Andrews’s continued employment with respect to 1/12 of the total shares on the one year anniversary of the grant date and 1/12 of the remaining shares on each subsequent three month anniversary.  Mr. Andrews will also be entitled to an additional grant of 250,000 shares of common stock of the Company after the first year of service, upon achievement of certain sales targets.

Mr. Andrews has not previously held any positions with the Company and there have been no related party transactions between Mr. Andrews and the Company.  Mr. Andrews has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Mr. Andrews had or will have a direct or indirect material interest, which have not been disclosed pursuant to Item 402 of Regulation S-K.  Except as set forth above, there is no material plan, contract or arrangement (whether or not written) to which Mr. Andrews is a party or in which he participates that is entered into or material amendment in connection with our appointment of Mr. Andrews, or any grant or award to Mr. Andrews or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Mr. Andrews.

Section 8 – Other Events

Item 8.01             Other Events.

On December 8, 2011, the Board of Directors of the Company adopted a 2011 Equity Incentive Plan (the “Plan”) and reserved 10,000,000 shares of the Company’s common stock for issuance thereunder to employees, consultants and other service providers of the Company.  A copy of the Plan is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Management Contract for Services
99.1	2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 12, 2011                                                                           Marine Drive Mobile Corp.

       By:  /s/ J. Colin Macdonald
J. Colin Macdonald
President